UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 5, 2012

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	980363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders of Nabors Industries Ltd. was held on June 5, 2012. Holders of 87.3% of our outstanding shares of common stock entitled to vote as of the record date for the meeting participated in person or by proxy. All seven of the continuing members of our Board of Directors attended the meeting.

The matters voted upon at the meeting were:

1.	Election of Class III* Directors

	Shares For	Shares Withheld	Non-Votes
James R. Crane	230,485,362	22,609,325	25,233,230
Michael C. Linn	244,823,554	8,271,133	25,233,230
John Yearwood	187,743,821	65,350,866	25,233,230

*	Since the bye-law amendment to declassify the Board of Directors was approved (Matter 3, below), these Directors are no longer in a class, and their terms will expire at the 2013 annual general meeting of shareholders. As explained in the proxy statement, the declassification amendment will be phased in over the next two years: the term of the current Class I Directors will also expire at the 2013 annual general meeting, and the term of the current Class II Directors will expire at the 2014 annual general meeting at which all nominees will be elected for a term of one year.

2.	Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Auditor’s Remuneration

For	271,909,463
Against	5,682,114
Abstain	736,340

3.	Bye-law Amendment to Declassify Board

For	239,607,237
Against	12,792,668
Abstain	694,254
Non-Votes	25,233,758

4.	Business Combinations Bye-law Amendment

For	58,505,215
Against	193,830,603
Abstain	758,869
Non-Votes	25,233,230

5.	Technical Bye-law Amendments

For	249,520,579
Against	2,851,558
Abstain	722,022
Non-Votes	25,233,758

6.	Approval of 2012 Incentive Bonus Plan

For	121,137,183
Against	131,341,293
Abstain	616,211
Non-Votes	25,233,230

7.	Approval of 2012 Stock Plan

For	114,350,265
Against	137,992,597
Abstain	751,825
Non-Votes	25,233,230

8.	Advisory Vote on Compensation of Named Executive Officers

For	63,397,673
Against	188,675,933
Abstain	1,021,081
Non-Votes	25,233,230

9.	Shareholder Proposal to Adopt a Proxy Access Bye-law

For	141,695,286
Against	110,642,845
Abstain	756,556
Non-Votes	25,233,230

10.	Shareholder Proposal to Amend Bye-laws to Seek Shareholder Approval of Certain Future Severance Agreements

For	167,091,663
Against	85,327,185
Abstain	675,839
Non-Votes	25,233,230

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2012	NABORS INDUSTRIES LTD.

/s/ Mark D. Andrews

Mark D. Andrews
Corporate Secretary

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